Exhibit 10.3
CHART INDUSTRIES, INC.
STOCKHOLDER AGREEMENT
     This Stockholder Agreement (this “Agreement”) is made and entered into effective as of July 25, 2006, by and between Chart Industries, Inc., a Delaware corporation (the “Company”) and FR X Chart Holdings, LLC, a Delaware limited liability company (“First Reserve”).
R E C I T A L S
     WHEREAS, First Reserve desires to set forth certain understandings with respect to its holdings of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing recital, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. MANAGEMENT RIGHTS.
     1.1. Designation of Directors. (a) First Reserve shall be entitled to designate individuals to serve on the Board of Directors of the Company (the “Board”) in accordance with the following:
     (i) First Reserve shall be entitled to designate three (3) directors for so long as it owns less than 50% but at least 25% of the aggregate number of shares of Common Stock outstanding;
     (ii) First Reserve shall be entitled to designate two (2) directors for so long as it owns less than 25% but more than 10% of the aggregate number of shares of Common Stock outstanding; and
     (iii) First Reserve shall be entitled to designate one (1) director for so long as it owns 10% of the aggregate number of shares of Common Stock outstanding; and
     (iv) First Reserve shall not be entitled to designate any directors if it holds less than 10% of the aggregate number of shares of Common Stock outstanding.
          (b) If any of the directors designated by First Reserve pursuant to Section 1.1(a) hereof is removed or vacates such position for any reason whatsoever, First Reserve shall be entitled to designate a new director to replace such former director as promptly as practicable after the occurrence of such removal or vacancy.
          (c) In connection with an initial public offering or as otherwise required by applicable federal and state securities laws, the Board shall be expanded to include such additional independent directors as may be required by law or the rules of any exchange on which the shares are traded, with such independent directors to be selected by the Board and to be reasonably acceptable to First Reserve.

     1.2 Fiduciary Duties. For purposes of clarification, each of the parties hereto agrees that, without limiting the fiduciary duties of members of the Board appointed by First Reserve to act in the best interests of the Company, First Reserve shall have no implied or express duty to the Company or to any other stockholder or optionholder of the Company as a result of this Agreement, and may act in its role as a stockholder accordingly. Each of the parties hereto further acknowledges that the scope of the duty of loyalty imposed under the Delaware General Corporation Law on First Reserve and its designees shall be defined and limited as follows.
          (a) Certain Potential Conflicts. Each of the parties hereto acknowledges that:
               (i) Any FRC Affiliate (as defined below) may engage in material business transactions with the Company;
               (ii) directors, officers, and/or employees of any FRC Affiliate may serve as directors, officers, and/or employees of the Company or its subsidiaries;
               (iii) one or more FRC Affiliates may now or in the future engage in the same or similar lines of business or other business activities as those in which the Company or its subsidiaries may engage; and
               (iv) one or more FRC Affiliates may exercise a controlling influence over certain of the business, policy and strategic decisions of the Company and its subsidiaries.
               (v) For purposes of this Agreement,
                    (A) the term “FRC Affiliate” means First Reserve and any person directly or indirectly controlling, controlled by or under common control with First Reserve. For purposes of the foregoing definition, the term “controlling” “controlled by” or “under common control with” means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
                    (B) the term “affiliate” means with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of the foregoing definition, the term “controlling” “controlled by” or “under common control with” means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
          (b) Limitation of Liability. To the fullest extent permitted by law, neither any FRC Affiliate nor any director, officer or employee of any FRC Affiliate who may serve as an officer, director and/or employee of the Company and/or its subsidiaries shall be liable to the Company or its subsidiaries, except as expressly agreed in any written contract between the Company or any of its subsidiaries and an FRC Affiliate:
               (i) by reason of any business decision or transaction undertaken by any FRC Affiliate which may be adverse to the interests of the Company or its subsidiaries;
               (ii) by reason of any activity undertaken by any FRC Affiliate or by any other person in which any FRC Affiliate may have an investment or other financial interest which is in competition with the Company or its subsidiaries; or

               (iii) without limiting the effect of Section 144 of the Delaware General Corporation Law, by reason of any transaction with any FRC Affiliate, or any transaction in which any FRC Affiliate shall have a financial interest, unless the party seeking to assert such liability shall bear the burden of proving, by clear and convincing evidence, that such transaction was not fair to the Company at the time it was authorized by the Board or a committee thereof.
          (c) Competing Activities. Except as otherwise expressly provided in a written agreement between the Company or any of its subsidiaries and an FRC Affiliate:
               (i) any FRC Affiliate and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries, may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company’s business. Without limiting the foregoing, the parties hereto acknowledge that FRC Affiliates may from time to time compete, directly or indirectly, with the Company, and that any such FRC Affiliate may in its sole discretion pursue such competing business without disclosure of such competition to the Company);
               (ii) none of the Company, any subsidiary of the Company nor any other stockholder of the Company shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom; and
               (iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Company shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.
          (d) Corporate Opportunities.
               (i) A “Company Opportunity” shall mean an investment or business opportunity or prospective economic advantage in which the Company or its subsidiaries or First Reserve or any FRC Affiliate could, but for the provisions of this Agreement, have an interest or expectancy. Except as set forth below in Section 1.2(d)(ii), (A) if any FRC Affiliate or, any of its officers, directors, agents, stockholders, members, partners, or subsidiaries acquires knowledge of, or an interest or an expectancy in, a Company Opportunity, none of the Company and its subsidiaries shall have any interest or expectancy, and the Company hereby renounces any interest or expectancy, in such Company Opportunity; and (B) no such FRC Affiliate nor any of its officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries shall (1) have a duty to communicate or present such a Company Opportunity to the Company or its subsidiaries or (2) be deemed to have breached any fiduciary duty as a stockholder, director, or officer of the Company or otherwise by pursuing or acquiring such Company Opportunity for itself or not communicating information regarding such Company Opportunity to the Company.
               (ii) Notwithstanding the provisions of clause 1.2.(d)(i), the Company does not renounce any interest or expectancy it may have in any Company Opportunity that is or was (A) offered to any person who is both (1) an officer or director of an FRC Affiliate and (2) an officer, director or employee of the Company, if such opportunity is expressly offered to such person in his or her capacity as an officer, director or employee of the Company; or (B) first identified by an FRC Affiliate solely through the disclosure of information made by or on behalf of the Company.
               (iii) Neither the alteration, amendment or repeal of this Section 1.2 nor the adoption of any provision or amendment of the Certificate of Incorporation of the Company inconsistent with this Section 1.2 shall eliminate or reduce the effect of this Section 1.2 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1.2, would accrue or arise prior to such alteration, amendment, repeal or adoption.
2. REGISTRATION RIGHTS.
     2.1. Definitions. For purposes of this Section 2:
          (a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement, and shall include Takedowns of Registrable Securities.
          (b) Registrable Securities. The term “Registrable Securities” means (1) all shares of Common Stock now beneficially owned or hereinafter acquired by First Reserve or any current or future employee of the Company who is party to a Management Stockholder’s Agreement holding registration rights, and any equity of the Company or other entity acquired by First Reserve or any such employee in exchange for shares of Common Stock, and (2) all other securities of the Company hereinafter acquired by First Reserve from the Company. Notwithstanding the foregoing, “Registrable Securities” shall exclude (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and (ii) any Registrable Securities sold by a stockholder in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.
          (c) Holder. For purposes of this Section 2, the term “Holder” means any stockholder of the Company owning of record Registrable Securities, or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.
          (d) Management Stockholder’s Agreement. The term “Management Stockholder’s Agreement” means a Management Stockholder’s Agreement among a current or future employee of the Company, the Company and First Reserve.
          (e) SEC. The term “SEC” means the U.S. Securities and Exchange Commission.
          (f) Takedown. The term “Takedown” means an offering of Registrable Securities pursuant to a Shelf Registration (as defined below), other than a sale of shares “at the market” not involving any third party underwriter.
     2.2. Demand Registration.
          (a) Request by First Reserve. If the Company shall receive a written request from First Reserve that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2 (a “Demand Notice”), then the Company shall, within five (5) business days of the receipt of a Demand Notice, give written notice of such request (“Request Notice”) to all Holders and shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that First Reserve requests to be registered in the Demand Notice, subject only to the limitations of this Section 2.2 and the Company’s obligations under Management Stockholder’s Agreements. Notwithstanding the prior sentence, the Company shall not be obligated to effect any such registration if the Company has, within the three (3) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to (i) this Section 2.2, or (ii) Section 2.3 in which First Reserve participated, other than a registration from which all or a portion of the Registrable Securities of First Reserve were excluded pursuant to the provisions of Section 2.3(b).
          (b) Underwriting. If First Reserve intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by First Reserve and such Holder) as provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by First Reserve. Notwithstanding any other provision of this Section 2.2, if the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of securities to be underwritten, the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Securities as necessary from the registration and the underwriting, with the number of shares to be included in the registration and the underwriting allocated in the following manner: first to First Reserve and to each of the other Holders requesting inclusion of their Registrable Securities in such registration statement, on a pro rata basis, based on the total number of Registrable Securities then held by First Reserve and each other such Holders; and second to the Company; provided that if the managing underwriter(s) determine in good faith that allowing Holders other than First Reserve to include their Registrable Securities in a registration statement on a pro rata basis with Registrable Securities requested by First Reserve to be included in such registration statement would adversely affect the distribution of the Registrable Securities being offered, then the number of shares to be included in such registration statement and the underwriting shall be allocated in the following manner: first to First Reserve; second to the Company; and third to each of the other Holders requesting inclusion of their Registrable Securities in such registration statement, on a pro rata basis, based on the total number of Registrable Securities then held by each other such Holders. No other Registrable Securities may be included in the Registration Statement (other than by the Company or by the Holders pursuant to Section 2.3) without First Reserve’s consent. If, as a result of any reduction or limitation at the request of an underwriter, a registration effected pursuant to this Section 2.2 does not include at least 80% of the Registrable Securities that First Reserve requested to be registered in the Demand Notice, such registration shall not constitute a demand for purposes of Section 2.2(e). For any Holder that is a partnership, the Holder and the partners and retired partners (if any) of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “Holder,” as defined in this sentence.
          (c) Shelf Registration. If the Company is eligible to register the resale of Registrable Securities by Holders on Form S-3, then any registration under Section 2.2(a) shall, if requested in the Demand Notice, be effected on Form S-3 pursuant to Rule 415 under the Securities Act (or its successor) on a continuous basis for the period requested (a “Shelf Registration”). If such a Shelf Registration is requested in the Demand Notice (such Shelf Registration, a “Holder Shelf Registration”):
               (i) The Company shall be entitled to require that a Holder or Holders refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Holder Shelf Registration (a “Distribution Suspension”), if the Board reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving the Company that the Board reasonably determines to be material to the Company; provided, however, that in no event shall any one or more Distribution Suspension(s) be in effect for more than a total of ninety (90) days in any twelve month period. The Board shall, as promptly as practicable, give the Holders written notice of any Distribution Suspension. If the Board institutes a Distribution Suspension, the Company shall be required to lift that Distribution Suspension as soon as reasonably practicable after the Board determines public sales or distributions by Holders shall not interfere with any such transaction (and, in all events, on or before the 90 day limit set forth above).
               (ii) The Form S-3 shall provide that First Reserve and the other Holders participating in the Shelf Registration (collectively, the “Shelf Holders”), may from time to time distribute some or all of the Registrable Securities included in that Shelf Registration (the “Shelf Securities”) by means of an underwritten offering (a “Shelf Underwriting”). The Company may not participate in any such Shelf Underwriting without the prior consent of First Reserve in its sole discretion. Only First Reserve shall have the right to initiate a Shelf Underwriting with respect to Shelf Securities included in a Holder Shelf Registration, and each such Shelf Underwriting shall be governed by the terms of this Section 2.2 but shall not constitute an additional demand for purposes of Section 2.2(e).
               (iii) First Reserve shall provide the Company with written notice (a “Shelf Underwriting Request”) if it wishes to distribute Shelf Securities pursuant to a Shelf Underwriting. Each Shelf Underwriting Request shall indicate the proposed timing and number of Shelf Securities to be sold by First Reserve pursuant to the Shelf Underwriting, and shall also include First Reserve’s good faith judgment as to whether, given the proposed timing of the Shelf Underwriting, it would be reasonably practicable for the other Shelf Holders to participate in such Shelf Underwriting. The requirements of this Section 2.2(c)(iii) shall not apply to any Shelf Underwriting in which, in First Reserve’s good faith judgment, it would not be reasonably practicable for the other Shelf Holders to participate given the proposed timing of that Shelf Underwriting (each such Shelf Underwriting, an “Overnight Deal”). No other Shelf Holder shall have a right to participate with First Reserve in any Overnight Deal. The Company shall inform each other Holder of any Overnight Deal promptly after its consummation.
               (iv) Within two business days of receiving a Shelf Underwriting Request for a Shelf Underwriting that is not an Overnight Deal, the Company shall give written notice (a “Shelf Notice”) of such Shelf Underwriting Request to all other Shelf Holders. Each Shelf Holder desiring to include all or any part of the Shelf Securities held by such Shelf Holder in any such Shelf Underwriting shall within two business days after receipt of the Shelf Notice so notify in writing the Company and First Reserve, and in such notice shall inform the Company and First Reserve of the number of Shelf Securities such Shelf Holder (each, along with First Reserve, a “Participating Holder”) wishes to include in such Shelf Underwriting.
               (v) The Company and all Participating Holders shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such Shelf Underwriting by First Reserve. If the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of securities proposed to be included in the Shelf Underwriting, the Company shall so advise all Participating Holders, and the managing underwriter(s) may exclude shares of the Shelf Securities as necessary from Shelf Underwriting, with the number of shares to be included in the Shelf Underwriting allocated to First Reserve and each of the other Participating Holders requesting inclusion of their Shelf Securities in such Shelf Underwriting on a pro rata basis, based on the total number of Shelf Securities then held by First Reserve and each other such Participating Holders (the defined term “Participating Holder” shall be construed for purposes of this Section 2.2(c)(v) in the same manner as the term “Holder” is construed in the last sentence of Section 2.2(b)); provided that if the managing underwriter(s) determine in good faith that allowing Participating Holders other than First Reserve to include their Shelf Securities in a Shelf Underwriting on a pro rata basis with Shelf Securities requested by First Reserve to be included in such Shelf Underwriting would adversely affect the distribution of the Shelf Securities being offered, then the number of Shelf Securities to be included in such Shelf Underwriting shall be allocated in the following manner: first to First Reserve; and second to each of the other Participating Holders requesting inclusion of their Shelf Securities in such Shelf Underwriting on a pro rata basis, based on the total number of Shelf Securities then held by each other such Participating Holders.
          (d) Takedowns.
               (i) If prior to any First Reserve request for registration pursuant to Section 2.2(a), (i) the Company shall have filed a Shelf Registration covering First Reserve’s Registrable Securities, (ii) such Shelf Registration contemplated the intended method of distribution requested by First Reserve, (iii) such Shelf Registration shall have registered for resale by First Reserve its Registrable Securities, and (iv) the Shelf Registration is effective when First Reserve would otherwise make a request for registration under Section 2.2(a), the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a request that the Company cooperate in effecting a Takedown of the Registrable Securities pursuant to such Shelf Registration.
               (ii) If the Company proposes to effect a Takedown from a Shelf Registration, whether for its own account or for the account of other Holders who have Registrable Securities covered by such Shelf Registration, or both, the Company shall give notice thereof to First Reserve, and First Reserve may request to have its Registrable Securities included in such Takedown to the same extent, and subject to the same limitations (including the reduction of shares included in such Takedown), as if such Takedown were a registration pursuant to Section 2.3.
               (iii) At any time after the date of this Agreement, First Reserve may request that the Company cooperate in effecting a Takedown of all or any portion of the Registrable Securities held by First Reserve that remain covered by a Shelf Registration (any such request, other than in response to a notice from the Company pursuant to Section 2.2(d)(ii), being a “Takedown Request”). If First Reserve makes a Takedown Request:
(1)	such Takedown Request shall count against the number of requests for registration permitted to be made by First Reserve only if road show assistance is provided in the offering pursuant to Section 2.5(h);

(2)	the number of shares of Registrable Securities of First Reserve included in such Takedown may be reduced in the manner set forth in Section 2.2(b); and

(3)	the Company shall use its reasonable best efforts to effectuate such Takedown as promptly thereafter as practicable, and otherwise shall fulfill its obligations in connection with such Takedown in accordance with the provisions of this Agreement as if such Takedown were a registration requested or effected pursuant to Section 2.2(a).
               (iv) In the case of a request for a Takedown or inclusion in a Takedown, all references in this Agreement to the effective date of a Registration shall be deemed to refer to the date of pricing of such Takedown.

          (e) Maximum Number of Demand Registrations. Except as set forth below, the Company shall be obligated to effect only four (4) registrations pursuant to Section 2.2(a), each of which may be a Shelf Registration. A Registration shall be effected for purposes of this Section 2.2(e) when and if a registration statement is declared effective by the SEC and the distribution of securities thereunder has been completed without the occurrence of any stop order or proceeding relating thereto suspending the effectiveness of the Registration. Notwithstanding the foregoing sentences, there shall be no limit to the number of registrations on Form S-3 that may be requested and obtained by First Reserve, other than demands for Shelf Registrations (each of which shall count against the four demand registration limit).
          (f) Deferral. Notwithstanding the foregoing, if the Company shall furnish to First Reserve a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of First Reserve; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.
          (g) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.2, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of one counsel for the Holders (selected by First Reserve) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of First Reserve, unless First Reserve agrees that such registration constitutes the use by it of one (1) demand registration pursuant to this Section 2.2; provided, however, that if at the time of such withdrawal, First Reserve has learned of a material adverse change in the condition, business, or prospects of the Company not known to First Reserve at the time of its request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then the Company shall be required to pay all such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.
     2.3. Piggyback Registrations.
          (a) Notices. The Company shall promptly notify First Reserve in writing (a “Piggyback Notice”) prior to filing any registration statement under the Securities Act for purposes of effecting an offering of securities of the Company (including, but not limited to, registration statements relating to the initial or secondary public offerings of securities of the Company, whether pursuant to Section 2.2 or otherwise, but excluding registration statements with respect to an employee benefit plan or a corporate reorganization, merger or acquisition). Subject to Section 2.3(b), the Company will afford First Reserve an opportunity to include in such registration statement all or any part of the Registrable Securities then held by First Reserve that are of the same class and type as the securities being offered under such registration statement. If First Reserve desires to include in any such registration statement all or any part of the Registrable Securities held by it, First Reserve shall within ten (10) days after receipt of the Piggyback Notice so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities it wishes to include in such registration statement. If First Reserve decides not to include all of its Registrable Securities in any such registration statement, it shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Agreement.
          (b) Underwriting. If a registration statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise First Reserve. In such event, the right of First Reserve to include Registrable Securities in such a Registration shall be conditioned upon First Reserve’s participation in such underwriting, the inclusion of its Registrable Securities in the underwriting as provided herein and First Reserve entering into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise First Reserve, and the managing underwriter(s) may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated as set forth in Section 2.2, or, if the underwriting is not pursuant to Section 2.2, shall be allocated first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If First Reserve disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The defined term “Holder” shall be construed for purposes of this Section 2.3(b) in the same manner as set forth in the last sentence of Section 2.2(b)).
          (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Holders (selected by First Reserve), and fees and disbursements of counsel for the Company, shall be borne by the Company. If it participates in a registration pursuant to this Section 2.3, First Reserve shall bear its proportionate share (based on the total number of Registrable Securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.
          (d) Not Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2, unless First Reserve specifically elects otherwise in writing. There shall be no limit on the number of times First Reserve may request registration of Registrable Securities under this Section 2.3.
          (e) Withdrawal Right. Notwithstanding any provision contained in this Section 2.3 to the contrary, the Company shall have the right to terminate or withdraw any registration statement initiated by it (other than in response to a Holder Notice under Section 2.2) prior to the effectiveness of such registration statement whether or not First Reserve has elected to include its Registrable Securities in such registration statement.
          (f) Shelf Registrations. In the event the registration commenced by the Company pursuant to this Section 2.3 was not commenced pursuant to a Demand Notice and is a Shelf Registration (any such Shelf Registration, a “Company Shelf Registration”): (i) the Company and, if it requests inclusion of its Registrable Securities in such registration pursuant to Section 2.3(a), First Reserve shall comply with the provisions of Section 2.2(c); (ii) the piggy-back rights of First Reserve and the other provisions of Section 2.3 shall apply to both the Company Shelf Registration and any Shelf Underwriting initiated from time to time by the Company to distribute some or all of the Registrable Securities included in a Company Shelf Registration; and (iii) for purposes of Section 2.3, any such Shelf Underwriting shall be deemed to be a registration for an underwritten offering commenced by the Company pursuant to Section 2.3. Notwithstanding anything contained in Section 2.2(c), the Company (along with First Reserve) shall have the right to initiate a Shelf Underwriting to distribute Registrable Securities included in a Company Shelf Registration, and the Company shall be deemed a Shelf Holder for purposes of any Shelf Underwriting initiated by First Reserve with respect to Registrable Securities included in the Company Shelf Registration. If all of the Common Stock held by First Reserve may be sold or transferred in the manner permitted under Rule 144(k) promulgated under the Securities Act, First Reserve’s rights under this Section 2.3(f) shall not apply to any Company Shelf Registration in which, in the Board’s good faith judgment, it would not be reasonably practicable for First Reserve or any other person to participate given the proposed timing of that Company Shelf Registration. The Company shall inform First Reserve of any such Company Shelf Registration promptly after its consummation.
     2.4. Lock-ups. With respect to any underwritten offering in which the Company or First Reserve is selling securities pursuant to Section 2.2 or 2.3 (including without limitation the Company’s initial public offering and any Shelf Underwriting), beginning on (a) the effective date of a registration statement filed by the Company pursuant to Section 2.2 or 2.3 (in the case of a registration statement other than a Shelf Registration) or (b) the date of the underwriting agreement executed in connection with a Shelf Underwriting (each an “Effective Date”), other than as provided in the last sentence of this Section 2.4, First Reserve and the Company each agree (unless the managing underwriters of the underwritten offering otherwise agree) to not (i) effect any issuance, sale, transfer, assignment, pledge, conveyance (including, without limitation, taking any short position in), or repurchase of Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) for a period of 90 days after the Effective Date (the “Lock-up Period”) or such longer time (not to exceed an additional 90 days) as requested by the underwriters for such offering and agreed to by First Reserve in its sole discretion (the “Additional Period”); and (ii) the Company agrees to not file with the SEC any other registration statement, or any supplement or amendment to a previously filed shelf registration statement, from the Effective Date until the later of the expiration of the Lock-up Period or the completion of the period of distribution of any underwritten offering (but not to exceed the Additional Period). First Reserve and the Company agree to enter into customary lock-up agreements with an underwriter consistent with the terms of this Section 2.4. The restrictions in this Section 2.4 shall not prevent the Company from filing with the SEC registration statements relating to any employee benefit plan, corporate reorganization, or issuance of debt that is not convertible into equity, and shall not apply to (X) the Registrable Securities to be sold, or any shares of stock to be sold by the Company, under any underwritten offering contemplated by Section 2.2 or 2.3; (Y) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or other security or the conversion of a security outstanding on the Effective Date; or (Z) any shares of Common Stock issued or options or other securities to purchase or acquire Common Stock granted pursuant to employee benefit plans of the Company existing as of the Effective Date.
     2.5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
          (a) Registration Statement. Subject to the provisions of Section 2.2(e), prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep any such registration statement (including any Shelf Registration) effective for so long as required by the Securities Act to complete the distribution, provided however that in no event shall the Company be required to keep a registration statement effective for greater than two years.

          (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          (c) Prospectuses. Furnish to First Reserve such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
          (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by First Reserve; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including indemnification provisions), with the managing underwriter(s) of such offering. First Reserve shall, if it is participating in the underwritten offering, also enter into and perform its obligations under such an agreement.
          (f) Notification. Notify First Reserve at any time when a prospectus relating to an offering of Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In addition, the Company shall promptly notify First Reserve and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such registration statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Securities included in such offering for disposition in any jurisdiction; use its commercially reasonable efforts to prevent the issuance of any such threatened order and, if any such order is issued, use its commercially reasonable efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify First Reserve and each such underwriter, broker, dealer and placement agent of any lifting or withdrawal.
          (g) Opinion and Comfort Letter. Furnish, at the request of First Reserve or of any underwriter in connection therewith, on the date or dates requested by First Reserve or such underwriter, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to First Reserve, addressed to the underwriters, if any, and to First Reserve and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to First Reserve, addressed to the underwriters, if any, and, if permissible, to First Reserve.
          (h) Road Shows. To the extent reasonably requested by First Reserve, cause the appropriate members of the management and employees of the Company to participate in meetings, diligence sessions, and road shows.

          (i) Maintenance of Listed Status. Following its initial public offering, the Company shall use its best efforts to (i) cause all Registrable Securities to be listed on the securities exchange or automated quotation system on which the Company’s Common Stock is initially listed; and (ii) to maintain its status as a listed company on such exchange or quotation system or such other major national securities exchange as the Company’s Board of Directors may determine. In the event the Company should be de-listed from such exchange or quotation system, the Company shall use its best efforts to regain its status as a listed company on such exchange or quotation system as promptly as is reasonably possible.
          (j) Additional Actions. Take all other actions which are reasonably necessary or which may be reasonably requested by First Reserve or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such registration statement to effect the registration and qualification of the Registrable Securities covered by such registration statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the selling Holders.
     2.6. Indemnification. In the event any Registrable Securities owned by First Reserve are included in a registration statement under Sections 2.2 or 2.3:
          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless First Reserve, the partners, officers and directors of First Reserve, any underwriter (as determined in the Securities Act) for First Reserve and each person, if any, who controls First Reserve or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
     (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
     (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
     (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;
and the Company will reimburse First Reserve and each such partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by First Reserve or such partner, officer, director, underwriter or controlling person of First Reserve.

          (b) By First Reserve. To the extent permitted by law, First Reserve will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by First Reserve concerning it expressly for use in connection with such registration; and First Reserve will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of First Reserve, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by First Reserve under this Section 2.6(b) in respect of any Violation shall not exceed the net proceeds received by First Reserve in the registered offering out of which such Violation arises.
          (c) Notice. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses of no more than one separate counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.
          (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) First Reserve exercising rights under this Agreement, or any controlling person of First Reserve, makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of First Reserve or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and First Reserve will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that First Reserve is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and the Company is responsible for the remaining portion; provided, however, that, in any such case: (A) First Reserve will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by First Reserve pursuant to such registration statement; (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation, and (C) in determining relative fault, due consideration shall be given to whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or First Reserve on the other.
          (e) Survival. The obligations of the Company and First Reserve under this Section 2.6 shall survive until the earlier of (i) the one year anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes or (ii) the termination of First Reserve Fund X, L.P.
     2.7. Furnish Information.
          (a) First Reserve, as a condition to its participation in any registration or offering contemplated by this Section 2, agrees to furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company or otherwise required to timely effect the Registration of their Registrable Securities.
          (b) Upon the reasonable request of the Company, First Reserve shall inform the Company what Registrable Securities other than Common Stock is owned by First Reserve.
     2.8. Rule 144 Reporting; S-3 Eligibility. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of “Restricted Securities” (used herein as defined in Rule 144 under the Securities Act) to the public without registration, and to be eligible to use Form S-3, the Company agrees to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Exchange Act;
          (b) file with the SEC in a timely manner (including any permissible extensions under Rule 12b-25 under the Exchange Act or any successor rule) all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and
          (c) so long as First Reserve owns any Restricted Securities, to furnish to First Reserve forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as First Reserve may reasonably request in availing itself of any rule or regulation of the SEC allowing First Reserve to sell any such securities without registration.
     2.9. Impact of Merger. In the event the Company merges with or into another entity, the terms of this Section 2 shall apply to any equity received by First Reserve in connection with the merger in exchange for the Common Stock or other Registrable Securities held by First Reserve immediately prior to the consummation of the merger.

3. ASSIGNMENT, AMENDMENT AND TERMINATION.
     3.1. Assignment. Notwithstanding anything herein to the contrary:
          (a) Registration Rights. The registration rights of First Reserve under Section 2 of this Agreement may be assigned in connection with any Transfers made by First Reserve; provided, however, that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address (which shall be deemed the address for notice until changed in accordance with Section 5.1) of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (ii) any such assignee shall have agreed to be subject to all the terms and conditions of this Agreement, including without limitation the provisions of Section 2 and this Section 3. Any assignment not made in accordance with the foregoing terms shall not be effective.
          (b) Management and Information Rights. The management rights under Section 1 of this Agreement and information rights under Section 2.8(c) of this Agreement may be assigned by First Reserve to another FRC Affiliate, but may not otherwise be assigned.
     3.2. Amendment of Rights. This Agreement may be amended only by a written instrument signed by each of the parties hereto. If either party fails to enforce any of the provisions of this Agreement or any rights or fails to exercise any election provided in this Agreement, it will not be considered to be a waiver of those provisions, rights or elections or in any way affect the validity of this Agreement. The failure of any party to exercise any of these provisions, rights or elections will not preclude or prejudice such party from later enforcing or exercising the same or any other provision, right or election which it may have under this Agreement.
4. LEGEND.
     Each certificate representing shares of capital stock of the Company now or hereafter owned by a First Reserve shall be endorsed with the following legend, to the extent so required by the Securities Act or any applicable securities law:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. STOCKHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
5. GENERAL PROVISIONS.
     5.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the parties as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
To First Reserve:
FR X Chart Holdings, LLC
c/o First Reserve Corporation
600 Travis, Suite 6000
Houston, TX 77002
Attn: Timothy Day
Fax: (713) 437-5146
With a copy to:
First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Attn: Thomas R. Denison
Fax Number: (203) 661-6729
and a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Patrick J. Naughton
Fax: (212) 455-2502
To the Company:
Chart Industries, Inc.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125
Attn: Chief Financial Officer and Secretary
Fax: (440) 753-1491
     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.1 by giving the other parties written notice of the new address in the manner set forth above.
     5.2. Entire Agreement; Interpretation; Termination of Prior Agreements. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter of this Agreement.

     5.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCLUDING THAT BODY OF LAW RELATING TO CONFLICT OF LAWS AND CHOICE OF LAW.
     5.4. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     5.5. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.
     5.6. Successors and Assigns. Subject to the provisions of Section 3.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
     5.7. Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.
     5.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be valid for all purposes.
     5.9. Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this section, may at the election of any party, be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Either party may demand arbitration by written notice to the other and to the Arbitrator set forth in this Section 5.9 (“Demand for Arbitration”). Each of the parties agrees that if possible, the award shall be made in writing no more than 30 days following the end of the proceeding. Any award rendered by the arbitrator(s) shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person, except as required by law. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. In the event of any arbitration with regard to this Agreement, each party shall pay its own legal fees and expenses, provided, however, that the parties agree to share the cost of the Arbitrator’s fees.
     5.10. Jurisdiction. Except as set forth in Section 5.9, the parties hereby irrevocably submit and consent to the nonexclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Agreement or any matter arising therefrom or relating thereto. In any such action or proceeding, each of the parties waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to such party at the address provided herein, service to be deemed complete seven (7) days after mailing, or as permitted under the rules of either of said courts.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CHART INDUSTRIES, INC.		FR X CHART HOLDINGS LLC

By:	/s/ Matthew J. Klaben	By:	FIRST RESERVE FUND X, L.P.

Name: Matthew J. Klaben		As Sole Member
Title: Vice President, General Counsel and Secretary

		By:	FIRST RESERVE GP X, L.P.	.
Its General Partner

		By:	FIRST RESERVE GP X, INC.
Its General Partner

		By:	/s/Timothy H. Day

Name: Timothy H. Day
Title: Director
[Signature Page to Stockholder Agreement]